Exhibit 99.1

PRESTO*	Tel. 715-839-2121
National Presto Industries, Inc.	Fax. 715-839-2148
Eau Claire, WI 54703-3703	715-839-2122
715-839-2242

NEWS RELEASE	CONTACT: Randy Lieble
FOR IMMEDIATE RELEASE	(715)-839-2164

NATIONAL PRESTO ACQUIRES LESS THAN LETHAL AMMUNITION BUSINESS

Eau Claire, Wisconsin (November 2, 2011) – National Presto Industries, Inc.
(NYSE: NPK) announced today that its Defense segment has purchased the assets of ALS Technologies, Inc., a small Arkansas, manufacturer of less than lethal ammunition.  Products include smoke and tear gas grenades, specialty impact munitions, diversionary devices and stun munitions, support accessories like launchers and gas masks, as well as training for the use of its products.  Current year sales are estimated to be $7.5 million.  The products are sold primarily to law enforcement and corrections facilities.

National Presto Industries, Inc. operates in three business segments.  The Housewares/Small Appliance segment, designs and sells small household appliances and pressure cookers under the PRESTO® brand name, and is recognized as an innovator of new products.  The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, and cartridge cases.  The Absorbent Products segment produces private label and PRESTO® brand adult incontinence products.

*Trademark of National Presto Industries, Inc.